Exhibit 4.21

Sec. 183.0202 Wis. Stats.

State of Wisconsin Department of Financial Institutions

ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin Limited Liability Company under Chapter 183 of the Wisconsin Statutes:

Article 1. Name of the limited liability company:

Western Wisconsin Sand Company, LLC

Article 2. The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3. Name of the initial registered agent:

Doug Mancl

Article 4. Street address of the initial registered office:

One American Boulevard Eau Claire, WI 54701-6145 United States of America

Article 5. Management of the limited liability company shall be vested in:

A member or members

Article 6. Name and complete address of each organizer:

Timothy P. Reardon 1000 North Water Street Suite 1700

Milwaukee, WI 53202 United States of America

Other Information. This document was drafted by:

Timothy P. Reardon

Organizer Signature:

Timothy P. Reardon

Date & Time of Receipt:

5/12/2011 1:21:37 PM

Credit Card Transaction Number:

201105122606086

ARTICLES OF ORGANIZATION - Limited Liability Company(Ch. 183)

Filing Fee: $130.00 Total Fee: $130.00

ENDORSEMENT

State of Wisconsin Department of Financial Institutions

EFFECTIVE DATE

5/12/2011

FILED Entity ID Number

5/12/2011 W057993